EXHIBIT 23.1




The Board of Directors and
    Stockholders
Transmedia Network, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-9002) on Form S-4 of Transmedia Network, Inc. of our report dated December 6, 1996, except as to notes 13, 16b and 16c, which are dated as of December 24, 1996, and note 16a which is dated as of March 31, 1997, relating to the consolidated balance sheets of Transmedia Network, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, and all related schedules, which report appears in the September 30, 1996, annual report on Form 10-K of Transmedia Network Inc.



                                             /s/ KPMG PEAT MARWICK
                                             --------------------------
                                             KPMG Peat Marwick




Miami,  Florida
April 24, 1997